EXHIBIT 99.1

Darden Restaurants Provides Business Update

ORLANDO, Fla., April 20, 2020 /PRNewswire/ -- Darden Restaurants, Inc., (NYSE:DRI) today provided an update of certain business results given the dynamic environment resulting from COVID-19.

“Our brand teams continue to work extremely hard to deliver exceptional To Go experiences to our guests,” said CEO Gene Lee. “We are proud of our team’s ability to adapt and their dedication to producing results that consistently outperform our expectations and are building momentum.”

Business Update
For the fourth quarter to date through Sunday, April 19, Darden same-restaurant sales* declined (44.7)%. Based on the last two weeks’ performance, our ongoing weekly cash burn rate has improved to approximately $20MM including capital expenditures and not including any additional changes to net working capital. Same-restaurant sales* performance for Darden and its reportable segments are as follows:

	WE 4/12	WE 4/19	QTD 4/19
Darden	(65.2)%	(60.0)%	(44.7)%
Olive Garden	(53.6)%	(44.8)%	(38.0)%
LongHorn Steakhouse	(66.3)%	(59.2)%	(42.6)%
Fine Dining	(76.3)%	(86.3)%	(55.9)%
Other Business	(88.0)%	(87.9)%	(59.2)%

* Same-restaurant sales is a year-over-year comparison of each period’s sales volumes and is limited to restaurants open at least 16 months.

To Go sales for Olive Garden and LongHorn Steakhouse for each week of our fiscal quarter to date are as follows:

To Go Sales per Restaurant	WE 3/1	WE 3/8	WE 3/15	WE 3/22	WE 3/29	WE 4/5	WE 4/12	WE 4/19
Olive Garden	$16,191	$15,500	$14,942	$20,549	$34,524	$39,133	$44,000	$52,936
LongHorn Steakhouse	$6,517	$6,406	$6,210	$11,379	$17,361	$19,858	$23,117	$28,653

About Darden
Darden is a restaurant company featuring a portfolio of differentiated brands that include Olive Garden, LongHorn Steakhouse, Cheddar's Scratch Kitchen, Yard House, The Capital Grille, Seasons 52, Bahama Breeze and Eddie V's.

Information About Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include the impacts of the novel coronavirus (COVID-19) pandemic on our business and the response of governments and of our company to the outbreak, technology failures including failure to maintain a secure cyber network, food safety and food-borne illness concerns, the inability to hire, train, reward and retain restaurant team members, a failure to develop and recruit effective leaders, risks relating to public policy changes and federal, state and local regulation of our business, litigation, unfavorable publicity, an inability or failure to manage the accelerated impact of social media, the inability to cancel long-term, non-cancelable leases, labor and insurance costs, failure to execute a business continuity plan following a disaster, health concerns including food-related pandemics or virus outbreaks, intense competition, changing consumer preferences, failure to drive profitable sales growth, a lack of availability of suitable locations for new restaurants, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products and services, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including unemployment, energy prices and interest rates, disruptions in the financial and credit markets, risks of doing business with franchisees and licensees, risks of doing business with business partners and vendors in foreign markets, failure to protect our intellectual property, impairment in the carrying value of our goodwill or other intangible assets, changes in tax laws or treaties, failure of our internal controls over financial reporting and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

(Analysts) Kevin Kalicak, (407) 245-5870; (Media) Rich Jeffers, (407) 245-4189

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